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                                                                  EXHIBIT 10.30


                          EVEREN CAPITAL CORPORATION
                     1996 RESTRICTED STOCK INCENTIVE PLAN

  1. PURPOSE. EVEREN Capital Corporation, a Delaware corporation (the "Company"), hereby adopts the EVEREN Capital Corporation 1996 Restricted Stock Incentive Plan (the "Plan"). The purpose of the Plan is to provide opportunities for the transfer of common stock, par value $.01 per share ("Common Stock"), of the Company which is initially subject to vesting and transfer restrictions to certain employees of the Company and its qualified subsidiaries, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders. All of the shares set aside for transfer to such persons under the Plan will initially be subject to vesting and transfer restrictions, as more fully described in Section 7 below, so as to constitute shares of restricted stock ("Restricted Stock").

  2. SHARES SUBJECT TO PLAN. There is hereby reserved for issuance under the Plan a maximum of (i) 4,000,000 shares of Common Stock of the Company (the "Shares") and (ii) any shares of Common Stock which may be reserved for issuance under the Company's 1996 New Employee Restricted Stock Purchase Plan (the "New Employee Plan"), but which are not actually issued pursuant thereto if the Committee (as defined below) decides to designate such shares as being reserved for issuance instead under this Plan. Any shares of Common Stock reserved for issuance hereunder but not actually issued pursuant to the terms of this Plan may at any time be designated by the Committee as being reserved for issuance under the New Employee Plan.

  The Shares may be authorized but unissued Common Stock, treasury shares or Common Stock reacquired by the Company or purchased in the open market. If any shares of Restricted Stock are forfeited in accordance with the provisions of
Section 7 below, such Shares shall again be made available under the Plan.

  3. ADMINISTRATION. The committee appointed to administer the Plan (the "Committee") shall be the Compensation Committee of the board of directors of the Company (the "Board of Directors" or "Board") or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, and, if the Board of Directors has determined that the Plan shall comply with Securities and Exchange Regulation 17 C.F.R.
(S)240.16b-3 or any successor regulation, none of such persons shall participate in the Plan and each such person shall qualify as a disinterested person within the meaning of 17 C.F.R. (S)240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Shares made available hereunder as it deems necessary or advisable. The Committee shall have the right to determine prior to any calendar year the maximum number of shares of Restricted Stock which may be awarded to each eligible employee for such calendar year and, if necessary, the manner of allocating the Shares among eligible employees.

  All determinations and interpretations made by the Committee shall be binding and conclusive on all participating employees (each a "Participant") and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company or any subsidiary shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

  4. ELIGIBILITY. All regular full-time and part-time salaried employees regularly scheduled to work 25 hours or more per week of the Company and its qualified subsidiaries who receive or are entitled to receive incentive pay will participate on a non-voluntary basis, or be eligible to participate on a voluntary basis, in the Plan as described in Sections 5 and 6 below and Appendix A attached hereto and incorporated by reference herein ("Appendix A") with respect to portions of such incentive pay. Employees who desire to participate voluntarily in the Plan with respect to a portion of the incentive compensation to which they may become entitled with respect to any entire calendar year (or, in certain cases, July through December, 1996) must complete and deliver to the Company's Compensation and Benefits Department (the "Department") the appropriate participation election form (each, an "Election Form") not later than the date set forth in Section 6 below. All

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salaries, draws, base grid investment consultant payouts and non-recurring special purpose bonuses, if any, will be paid solely in cash and will not be eligible for awards of Restricted Stock under the Plan. For purposes of the Plan, the term "qualified subsidiary" means any subsidiary, 50% or more of the total combined voting power of all classes of stock in which is now owned or hereafter acquired by the Company or any such qualified subsidiary.

  5. RESTRICTED STOCK AWARDS. Not later than the last day of February of each year (each such date, an "Award Date"), each Participant will receive one or more awards of Restricted Stock (each, an "Award") in place of certain portion(s) of such Participant's incentive compensation attributable to the prior calendar year, as described in Section 6 below and Appendix A. The number of shares of Restricted Stock to be received in any Award will be determined by (a) dividing (i) the cash amount of the incentive compensation being replaced by (ii) the "Fair Value" (as defined below) of one share of Common Stock as of 11:59 P.M., Chicago time, on December 31 of the year immediately preceding the Award Date (i.e., of the year to which such incentive compensation is attributable) (the "Determination Date"), (b) further dividing the resultant quotient by (iii) one minus the discount rate, if any, applicable to such form of incentive compensation under Section 6 below and (c) rounding to the nearest whole number of Shares.

  For purposes of the Plan, the "Fair Value" of one share of Common Stock means:

    (i) if shares of Common Stock are publicly traded, the average closing price of a share of Common Stock during the ten trading days immediately preceding the Determination Date; and

    (ii) if shares of Common Stock are not publicly traded, the Common Stock's appraised value (as determined by the financial advisor to the Company's employee stock ownership trust (the "KSOP Financial Advisor")) as of the Determination Date.

  6. PARTICIPATION AND DISCOUNT RATES. The incentive compensation receivable by various categories of employees qualifying for participation in the Plan, and the discount rates, if any, that will be used in calculating the number of shares of Restricted Stock included in any Award (unless the Committee determines a different percentage, which it may from time to time do), are as follows:

    (a) INVESTMENT CONSULTANT EMPLOYEES.

        (i) The first two percent (2%) of eligible gross commissions otherwise to be credited to an investment consultant employee as deferred compensation for 1996 and each subsequent calendar year shall be paid, on a non-voluntary basis, in Restricted Stock priced at no discount to (i.e., 100% of) Fair Value. Notwithstanding the provisions of Section 7, vesting of such shares of Restricted Stock shall be the same as if such incentive deferred compensation had continued to be credited in cash. Any deferred compensation in excess of two percent (2%) of eligible gross commissions otherwise creditable to an investment consultant shall continue to be credited in cash as provided for in the applicable schedule to the Kemper Securities, Inc. Incentive Deferred Compensation Plan (the "Deferred Compensation Plan").

       (ii) Each investment consultant may voluntarily elect, on a timely basis, for any entire calendar year (or for July through December, 1996) to have twenty-five percent (25%) of his/her monthly bonus grid compensation, if any, withheld, accumulated throughout the year and paid in Restricted Stock priced at a fifteen percent (15%) discount to (i.e., 85% of) Fair Value. To be timely, an investment consultant employee's completed Election Form under this section 6(a)(ii) must be delivered to the Department not later than December 15 of the year preceding the entire year to which such election relates (not later than June 15, 1996 for the July through December, 1996 period).

    (b) BONUS ELIGIBLE SALARIED EMPLOYEES.

        (i) Each bonus eligible salaried employee whose salary and regular annual bonus attributable to a calendar year exceeds $100,000 will receive, on a non-voluntary basis, twenty-five percent (25%) of such employee's bonus beyond such threshold in Restricted Stock priced at a twenty percent (20%) discount to (i.e., 80% of) Fair Value.

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       (ii) Each bonus eligible salaried employee whose annual base salary is
            $50,000 or more but whose combined salary and bonus attributable to a calendar year may not exceed $100,000 may voluntarily elect, on a timely basis, to have ten percent (10%) of such employee's bonus, if any, for the current year paid in Restricted Stock priced at a twenty percent (20%) discount to (i.e., 80% of) Fair Value. To be timely, a salaried employee's completed Election Form under this
            Section 6(b)(ii) must be delivered to the Department not later than December 15 of the year to which such bonus is attributable. Any employee electing under this Section 6(b)(ii) who also qualifies for an Award of Restricted Stock under Section(6)(b)(i) will receive only one Award under the Section that produces the greater Award in terms of the number of shares of Restricted Stock subject to such Award.

    (c) BRANCH OFFICE MANAGER EMPLOYEES.

        (i) Each branch office manager employee ("BOM"), retail or institutional, whose combined BOM salary and BOM bonus(es) (e.g., profit bonuses, recruiting bonuses, trainee bonuses and other BOM bonuses) exceeds $100,000 for any calendar year (exclusive of any base or bonus grid commissions or incentive deferred compensation payable or creditable to such employee as an investment consultant or other institutional sales employee based on such employee's personal production) will have, on a non-voluntary basis, twenty-five percent (25%) of any BOM bonuses beyond such threshold withheld, accumulated throughout the year, and paid in Restricted Stock priced at a twenty percent (20%) discount to (i.e., 80% of) Fair Value.

       (ii) Each BOM whose combined BOM salary and BOM bonuses attributable to a particular calendar year may not exceed $100,000 may voluntarily elect, on a timely basis, to have twenty-five percent (25%) of any such BOM bonuses for the current year paid in Restricted Stock priced at a twenty percent (20%) discount to (i.e., 80% of) Fair Value. To be timely, a BOM's completed Election Form under this
            Section 6(c)(ii) must be delivered to the Department not later than December 15 of the year to which such BOM bonus(es) is(are) attributable.

      (iii) Each BOM eligible to receive one or more Awards of Restricted Stock as an investment consultant or an institutional sales employee, on a non-voluntary or voluntary basis under Section 6(a) or 6(d), respectively, with respect to such BOM's personal production, would continue to be eligible for and to receive such Awards, regardless of any Awards of Restricted Stock received under this Section 6(c).

    (d) INSTITUTIONAL SALES EMPLOYEES.

        (i) The first two percent (2%) of eligible gross commissions otherwise to be credited to an institutional sales employee as incentive deferred compensation for 1996 and each subsequent calendar year shall be paid, on a non-voluntary basis, in Restricted Stock priced at no discount to (i.e., 100% of) Fair Value. Notwithstanding the provisions of Section 7, vesting of such shares of Restricted Stock shall be the same as if such deferred compensation had continued to be credited in cash. Any incentive deferred compensation in excess of two percent (2%) of eligible gross commissions otherwise creditable to an institutional sales employee shall continue to be credited in cash as provided for in the applicable schedule to the Deferred Compensation Plan.

       (ii) Each institutional sales employee may voluntarily elect, on a timely basis, for any entire calendar year (or for July through December, 1996), to have twenty-five percent (25%) of any commission compensation to which such employee becomes entitled that exceeds $100,000 for the calendar year (including for 1996 commission compensation attributable to

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         January through June, 1996) withheld, accumulated throughout the year and paid in Restricted Stock priced at a fifteen percent (15%) discount to (i.e., 85% of) Fair Value. To be timely, an institutional sales employee's completed Election Form under this
         Section 6(d)(ii) must be delivered to the Department not later than December 15 of the year preceding the year to which such election relates (not later than June 15, 1996 for the July through December, 1996 period).

    (e) OTHER INCENTIVE ARRANGEMENT EMPLOYEES. Employees not covered by Sections 6(a) through (d) above with periodic incentive arrangements (each, an "Other Incentive Arrangement Employee") may voluntarily elect, on a timely basis, for any entire calendar year (or for July through December, 1996) to have twenty-five percent (25%) of any incentive compensation to which such employee becomes entitled that, when combined with salary or draw, exceeds $100,000 for the calendar year (including for 1996 salary and incentive compensation attributable to January through June, 1996) withheld, accumulated throughout the year and paid in Restricted Stock priced at a fifteen percent (15%) discount to (i.e., 85% of) Fair Value. To be timely, an Other Incentive Arrangement Employee's completed Election Form under this Section 6(e) must be delivered to the Department not later than December 15 of the year preceding the year to which such election relates (not later than June 15, 1996 for the July through December, 1996 period).

  7. TERMS AND CONDITIONS OF RESTRICTED STOCK. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion:

    (a) GENERAL. Except as provided in Sections 6(a)(i) and 6(d)(i) above, the restrictions set forth in this Section 7 shall apply to the shares of Restricted Stock subject to each Award for the period (the "Restricted Period") commencing on the Award Date and ending on the earliest to occur of the following:

      (1) the second anniversary of the Award Date if, as of the Award Date, the Participant has at least five "Years of Service" with the Company, a Company subsidiary, a predecessor of either and/or Kemper Corporation (or a Kemper affiliate) (or the third anniversary of such date if the Participant does not have five Years of Service with one or more of the entities as of such date);

      (2) the date of a "Change in Control" (as defined below) of the Company or the qualified subsidiary that is employing the Participant;

      (3) the date the Participant's employment terminates because of the Participant's death or disability; or

      (4) such date as the Committee may designate at the Award Date.

    For purposes of the Plan, a "Year of Service" shall be determined in the same manner a "Year of Service" would be determined for vesting purposes under the Company's 401(k) and Employee Stock Ownership Plan (taking into account all rules set forth in such document which are applicable to the determination (e.g., applicable break-in-service rules)). Unless the Restricted Period has already ended, not later than December 15th of the calendar year preceding the year in which the Restricted Period is scheduled to expire pursuant to Section 7(a)(1) above, each Participant will have the right to deliver to the Department an appropriate form of written direction to extend such scheduled expiration date for one year (the "Extended Restricted Period"). If a Participant elects one or more Extended Restricted Periods, all of the vesting and transfer restrictions outlined in this Section 7 will apply to the Participant's Restricted Stock during each Extended Restricted Period. The Committee may, at any time hereafter, reduce or terminate any Restricted Period or Extended Restricted Period.


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  For purposes of this Plan, a "Change in Control" shall be deemed to have occurred upon the first to occur of any of the following events (or any other event recognized in writing by the Committee as constituting a "Change in Control"):

      (A) any consolidation or merger of the Company (or a qualified subsidiary employer) in which the Company (or the qualified subsidiary) is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock (or the qualified subsidiary employer's common stock) would be converted into cash, securities or other property, other than any consolidation or merger of the Company (or a qualified subsidiary employer) in which the holders of the Company's Common Stock (or the qualified subsidiary employer's common stock) immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger; or

      (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (or a qualified subsidiary employer) other than any sale, lease, exchange or other transfer to an entity where the Company (or the qualified subsidiary employer) owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of such entity after any such transfer; or

      (C) any liquidation or dissolution of the Company; or

      (D) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by the Company or any subsidiary of the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the Company's outstanding Common Stock; or

      (E) the failure, during any period of twenty-four (24) consecutive months, of those individuals who at the beginning of such period constitute the entire Board for any reason to constitute a majority thereof unless the election, or the nomination for election by the stockholders of the Company, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

      (i) any member of the Board immediately following the consummation of the "KSOP Purchase" (as defined in the prospectus included in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (File No. 33-92686)) or

      (ii) any director elected, or nominated for election by the stockholders of the Company to fill any vacancy or newly created directorship on the Board, by a majority of the Continuing Directors then still in office.

    (b) FORFEITURE OF RIGHTS. Subject to Section 7(d) below, if a Participant terminates employment with the Company or a qualified subsidiary prior to the end of the Restricted Period or the Extended Restricted Period for any reason, the Participant will forfeit any shares of Restricted Stock that are not yet vested. A transfer from the Company to a qualified subsidiary of the Company or an affiliate, or vice versa, is not a termination of employment for purposes of this Plan. Except as provided in Sections 6(a)(i) and 6(d)(i) above, if a Participant's position is eliminated or his/her employment is terminated for a reason other than "Cause" (as defined below), the Participant will receive, without interest, the cash compensation that was replaced with an Award of any unvested shares of Restricted Stock. If a participant resigns voluntarily (other than pursuant to a "sunset arrangement" (as more fully described in Section 7(d)(iii) below)) or a Participant is terminated for "Cause" (as defined below) such Participant will forfeit any unvested shares of Restricted Stock theretofore awarded to such Participant as well as any right to claim the cash compensation that was replaced with an Award of Restricted Stock. For purposes of this Plan, a termination

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  for "Cause" shall be defined as (i) Participant's willful malfeasance which is demonstrably and materially injurious, monetarily or otherwise, to the Company or any of its subsidiaries, provided, however, that any action or refusal to act by Participant shall not constitute "Cause" if, in good faith, Participant believed such action or refusal to act to be in, or not opposed to, the best interests of the Company or any of its subsidiaries, or if Participant shall be entitled, under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any subsidiary, as the same may be amended or restated from time to time, to be indemnified with respect to such action or refusal to act; (ii) Participant's bar or suspension from the securities industry for a period in excess of ninety
  (90) days; (iii) Participants conviction of or plea of nolo contendere to a felony; or (iv) Participant's gross and willful misconduct or act of dishonesty involving the Company or any of its subsidiaries which reflects adversely on the Company or any of its subsidiaries.

    (c) RESTRICTIONS. A stock certificate representing the number of shares of Restricted Stock awarded to a Participant shall be held by the Company in Participant's name (or if the Participant so requests in writing, in the Participant's name jointly with a member of the Participant's family, with right of survivorship). The Participant shall have all rights and privileges of a stockholder as to such shares of Restricted Stock, including (1) the right to receive dividends and (2) the right to vote such shares of Restricted Stock except that, subject to the provisions of
  Section 7(d) below, the following restrictions shall apply:

      (i) the Participant shall not be entitled to delivery of any stock certificate representing the shares of Restricted Stock awarded to the Participant hereunder until the expiration of the Restricted Period and all Extended Restricted Periods;

      (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or any Extended Restricted Period; and

      (iii) except as provided in Section 7(d) below, all of the shares of Restricted Stock awarded to the Participant shall be forfeited and all rights of the Participant to such shares of Restricted Stock shall terminate without further obligation on the part of the Company or any subsidiary unless the Participant has remained an employee of the Company or a qualified subsidiary for the entire Restricted Period and any Extended Restricted Periods applicable to such shares of Restricted Stock.

  If the Participant has remained an employee of the Company or a qualified subsidiary for the entire Restricted Period and all Extended Restricted Periods, such restrictions shall lapse at the end of the Restricted Period (or Extended Restricted Period as the case may be). The Participant shall forfeit all shares of Restricted Stock with respect to which such restrictions do not lapse. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall be transferred to the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 16 below.

    (d) TERMINATION OF EMPLOYMENT.

      (i) DISABILITY. If a Participant ceases to be an employee of the Company or a qualified subsidiary prior to the end of the Restricted Period, or all Extended Restricted Periods, by reason of disability (as defined below), all unvested shares of Restricted Stock awarded to such Participant shall immediately vest, all restrictions applicable such shares shall lapse, and the Restricted Period (or Extended Restricted Period) shall end. A certificate for such shares shall be delivered to the Participant in accordance with Section 8. For purposes of this
    Section 7(d), the term "disability" shall mean total disability which continues for twelve (12) months and is of a character which, in the sole judgment of the Department (or for executive officers who are subject to Section 16 of the 1934 Act, the Committee) after receiving competent medical advice, will permanently prevent the Participant from performing on a full-time basis such duties as the Company or a qualified subsidiary may reasonably assign to him/her consistent with the duties which he/she was performing immediately prior to the disability. For purposes of this Plan, the Participant shall be deemed to have become disabled on the date on which the Department (or the Committee) makes its determination.

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      (ii) DEATH. If a Participant ceases to be an employee of the Company or a qualified subsidiary prior to the end of the Restricted Period or all Extended Restricted Periods by reason of the Participant's death, any unvested shares of Restricted Stock awarded to such Participant shall vest, all restrictions applicable to such shares shall lapse and the Restricted Period or Extended Restricted Period shall end. A certificate for such shares shall be delivered to the Participant's estate in accordance with Section 8 below.

      (iii) ALL OTHER TERMINATIONS. Subject to the next succeeding sentence, if a Participant ceases to be an employee of the Company or a qualified subsidiary prior to the end of the Restricted Period or Extended Restricted Period for any reason other than disability or death, the Participant shall immediately forfeit all of his/her unvested shares of Restricted Stock. If the Participant terminates employment on or after attaining age 65 or attaining age 55 and having been employed by the Company, a Company predecessor, a qualified subsidiary and/or Kemper Corporation (or a Kemper affiliate) for ten or more years ("Normal Retirement") and the Participant thereafter remains retired from the industry (a "sunset arrangement"), each share of Restricted Stock awarded to the Participant will, following such retirement, continue to vest during the Restricted Period or Extended Restricted Period.

    (e) LEGEND ON CERTIFICATES DEPOSITED WITH COMPANY. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan which is registered in the name of the Participant and deposited with the Company shall bear the following (or similar) legend:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the EVEREN Capital Corporation 1996 Restricted Stock Incentive Purchase Plan and an agreement entered into between the registered owner and EVEREN Capital Corporation."

    (f) RESTRICTED STOCK AGREEMENT. The Participant shall enter into an agreement with the Company in a form specified by the Committee which memorializes the award of Restricted Stock and describes the terms and conditions of the Award and such other matters as the Committee shall, in its sole discretion, determine.

    (g) OPTION ALTERNATIVE. Any Participant can elect, on an appropriate election form, to receive up to one-third of the shares he/she would otherwise receive as Restricted Stock in the form of a non-qualified stock option (with an option for three shares being given for each share of Restricted Stock which would otherwise be received). Such option shall be exercisable at the Fair Value of a share of Common Stock as of the Determination Date (the "Option Price") for a period of ten years commencing on the Award Date. The option will vest thirty-three and a third percent (33 1/3%) on each of the first three anniversaries of the Award Date if the Participant has at least five Years of Service (as defined above) with the Company, a Company subsidiary, a predecessor of either and/or Kemper Corporation (or a Kemper affiliate) as of the Award Date. If the Participant does not have at least five Years of Service with the Company, a Company subsidiary, a predecessor of either and/or Kemper Corporation (or a Kemper affiliate) as of the Award Date, the option will vest twenty percent (20%) per year for each of the first five anniversaries of the Award Date.

    Example: Employee E becomes entitled to 3,000 shares of Restricted Stock with a Fair Value of $36,000 ($12.00 per share). E could, if E so chose, elect to receive 1,000 of such shares (3,000 x 1/3 = 1,000) in the form of a non-qualified stock option on a 3-for-1 basis. If E so chose, E would receive 2,000 shares of Restricted Stock having a Fair Value of $24,000 and an option for 3,000 shares (1,000 x 3 = 3,000) exercisable at $12.00 per share. Vesting on the Restrictive Stock would occur at the end of the third anniversary of the Award Date and on the options it would be 20% per year (600 shares) for five years if E had fewer than five Years of Service as of the Award Date.

    If a Participant terminates his/her employment with the Company or a qualified subsidiary, he/she will have six months from the effective date of termination to exercise any vested option(s). If his/her employment is terminated pursuant to a Normal Retirement, or by death or disability, the Participant (or

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  his/her estate) will have three years from the date at such Normal Retirement, death or disability to exercise any vested option.

  8. CERTIFICATES. At the end of the Restricted Period or the Extended Restricted Period, the restrictions applicable to a Participant's shares of Restricted Stock shall lapse as provided in Section 7(c) above or Section 7(d) above, but a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall not automatically be delivered, free of all such restrictions, to the Participant or the Participant's estate (as the case may be). Rather, certificates for whole shares of Common Stock (being formally shares of Restricted Stock) as to which the restrictions have lapsed shall thereafter be issued as soon as practicable following a Participant's written request. The Company may assess or impose a reasonable charge for the issuance of such certificates. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Value (determined as of the date on which the restrictions lapse or, if no determination is made for that day, the most recently determined Fair Value) of such fractional share to the Participant or the Participant's estate.

  9. DIVIDENDS OR DISTRIBUTIONS. On each Common Stock dividend or distribution payment date, each Participant shall be credited with an amount equal to the dividend or distribution which is payable on that date with respect to a share of Common Stock multiplied by the number of shares of Restricted Stock held by the Participant. Such amounts shall be paid to the Participant.

  10. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the Participant.

  11. EMPLOYEES' AND PARTICIPANTS' RIGHTS. No employee or other person shall have any claim or right to be awarded Restricted Stock under the Plan except as provided in the Plan. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a Participant's employment at any time or give any right to a Participant to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

  12. WITHHOLDING TAX AND/OR REQUIRING PAYMENT OF TAXES. The Company shall have the right to withhold with respect to any payments made to Participants under the Plan any taxes required by law to be withheld with regard to such payments and/or to require, prior to the delivery of any shares of unrestricted Common Stock, payment by Participants of any taxes required by law with respect to the issuance or delivery of such shares (or any portion thereof) for which such taxes have not been withheld.

  13. SECTION 83(B) ELECTION. Each Participant under the Plan may, but shall not be required to, make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended ("Code"), with respect to any award of Restricted Stock.

  14. AMENDMENTS AND TERMINATION. The Board of Directors may amend the Plan at any time, provided that no such amendment that materially increases benefits under the Plan shall be effective unless approved within 12 months after the date of adoption of any such amendment by the affirmative vote of stockholders holding the majority of the outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to comply with the requirements of 17 C.F.R. (S)240.16b-3 (for periods during which the Board of Directors has determined that the Plan will comply with 17 C.F.R. (S)240.16b-
3). The Board of Directors may suspend the Plan or discontinue the Plan at any time.

  15. APPLICABLE LAWS. Notwithstanding any other provision of the Plan, the Committee may subject shares of either Common Stock or Restricted Stock transferred and/or awarded under the Plan to such conditions, limitations or restrictions as the Committee determines to be necessary or desirable to comply with any law or regulation or with the requirements of any securities exchange. The delivery or issuance of any shares of Common Stock or Restricted Stock may be postponed by the Company for such period as may be required to comply with the applicable requirements under the Federal and state securities laws, and any applicable listing requirements of any national securities exchange (in the event the Company is or becomes subject to such laws or requirements prior to the termination of this Plan) and with all requirements under any other law or regulation applicable to the issuance or delivery of such shares. Further, the Company shall not be obligated to deliver or issue any shares of Common Stock or Restricted Stock if the delivery or issuance of such shares shall constitute a violation of any provision of any national securities exchange (in the event the Company becomes subject the provisions of such an exchange prior to the termination of this Plan) or any law or regulation of any governmental authority. Awards of Shares and/or options under the Plan are subject to, and shall be accomplished only in accordance with the requirements of all applicable securities and other laws.

  16. CHANGES IN CAPITALIZATION AND SIMILAR CHANGES. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares which may be delivered under the Plan shall be equitably adjusted by the Committee. Such determination of the Committee shall be conclusive. Furthermore, if there is an adjustment in the number of shares, no fraction of a share shall be delivered with respect to any award of Restricted Stock, although the Company will pay, in lieu thereof, the Fair Value (measured as of the date the restrictions lapse or, if no determination is made for that day, the Fair Value most recently determined) of such fractional share to the Participant or the Participant's estate. Any shares of stock or other securities credited to a Participant with respect to the Participant's shares of Restricted Stock will be subject to the same restrictions as such Restricted Stock, shall be deposited with the Company and shall bear an appropriate legend similar in form to the legend set forth in
Section 7.

  17. EXPENSES. Except to the extent provided in Sections 7 and 12 above, all expenses of administering the Plan, including expenses incurred in connection with any purchase of Shares in the open market for Award to Participants, shall be borne by the Company and its subsidiaries.

  18. ARBITRATION OF DISPUTES. Any dispute between the Company or any of its affiliates and any Participant relating to this Plan shall be submitted to arbitration before the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc. in accordance with its rules and regulations.

  19. EFFECTIVE DATE AND STOCKHOLDER APPROVAL. The Plan shall become effective on April 15, 1996, subject to stockholder approval prior to the Award of any shares of Restricted Stock under the Plan. The Plan and any action taken hereunder shall be null and void if stockholder approval is not obtained within 12 months of the Plan's adoption.

                                   APPENDIX A

                                                                    BRANCH OFFICE
                       INVESTMENT CONSULTANT   BONUS ELIGIBLE      MANAGER ("BOM")   INSTITUTIONAL SALES OTHERS WITH INCENTIVE
OPPORTUNITY/SITUATION   ("I/C") EMPLOYEES    SALARIED EMPLOYEES       EMPLOYEE           EMPLOYEES           ARRANGEMENTS
- ---------------------  --------------------- ------------------- ------------------- ------------------- ---------------------
Incentive/bonus
compensation
payable in
Restricted Stock.

A. Nonvoluntary        All incentive         25% of that portion 25% of that portion All incentive       None
 participation         deferred              of annual incentive of all branch       deferred
 (i.e., incentive      compensation          bonuses that when   manager bonuses     compensation
 compensation which    credits equal to      combined with base  (e.g., profit       credits equal to
 will automatically    the first two         salary results in   bonus, recruiting   the first two
 be awarded in the     percent (2%) of       total compensation  bonus and other     percent (2%) of
 form of Restricted    eligible gross        in excess of        bonuses) that when  eligible gross
 Stock). NOTE: The     commissions for any   $100,000 for year.  combined with the   commissions for any
 examples shown        year would be in                          branch manager's    year would be in
 reflect the           Restricted Stock.     Example: Assume     base salary results Restricted Stock.
 percentage of-                              Employee A has a    in total branch
 Fair-Value award                            base salary of      manager
 "discounts"                                 $90,000 and is to   compensation (non-
 detailed in                                 be awarded a        production) in
 Section 6 of the                            $20,000 annual      excess of $100,000
 Plan.                                       bonus. That bonus   for year will be
                                             would be paid       withheld,
                                             $17,500 in cash     accumulated
                                             ($10,000 to bring   throughout the year
                                             A's salary and cash and then awarded
                                             bonus to $100,000   the following
                                             plus 75% of the     February in
                                             remaining $10,000)  Restricted Stock.
                                             and $2,500 in
                                             Restricted Stock    Example: Branch
                                             having a Fair Value manager C becomes
                                             of $3,125.          entitled to a
                                                                 $10,000 profit
                                             Example: Employee B bonus for one
                                             has a base salary   quarter, and a
                                             of $200,000 and is  $6,000 bonus for a
                                             awarded a $100,000  second quarter. He
                                             bonus. That bonus   also becomes
                                             would be paid       entitled to a
                                             $75,000 in cash and $5,000 recruiting
                                             $25,000 in          bonus. For the
                                             Restricted Stock    first quarter
                                             having a Fair Value $7,500 would be
                                             of $31,250.         paid currently in
                                                                 cash ($10,000 x 75%
                                                                 = $7,500) and
                                                                 $2,500 would be
                                                                 withheld. For the
                                                                 second quarter
                                                                 $4,500 would be
                                                                 paid currently in
                                                                 cash ($6,000 x 75%)
                                                                 and $1,500 would be
                                                                 withheld. The
                                                                 recruiting bonus
                                                                 would be paid
                                                                 $3,750 in cash
                                                                 ($5,000 x 75%) and
                                                                 $1,250 withheld.

                                                                 Such aggregate
                                                                 $5,250 withheld and
                                                                 accumulated through
                                                                 the year would be

                                                                    BRANCH OFFICE
                       INVESTMENT CONSULTANT   BONUS ELIGIBLE      MANAGER ("BOM")   INSTITUTIONAL SALES OTHERS WITH INCENTIVE
OPPORTUNITY/SITUATION   ("I/C") EMPLOYEES    SALARIED EMPLOYEES       EMPLOYEE           EMPLOYEES           ARRANGEMENTS
- ---------------------  --------------------- ------------------- ------------------- ------------------- ---------------------
                                                                 awarded the
                                                                 following February
                                                                 to C in Restricted
                                                                 Stock having a Fair
                                                                 Value of $6,563.

                                                                 Notwithstanding the
                                                                 above, to the
                                                                 extent a branch
                                                                 manager's aggregate
                                                                 cash compensation
                                                                 from all sources
                                                                 other than personal
                                                                 production as an
                                                                 I/C (e.g., salary,
                                                                 recruiting bonuses,
                                                                 profit bonuses) is
                                                                 less than $100,000
                                                                 for a year, any
                                                                 deferred profit
                                                                 bonus to which he
                                                                 or she is entitled
                                                                 will be paid in
                                                                 cash rather than
                                                                 awarded in
                                                                 Restricted Stock.

                                                                 Example: For the
                                                                 year branch manager
                                                                 D receives a salary
                                                                 of $15,000, has
                                                                 $150,000 gross
                                                                 production that
                                                                 generates a $60,000
                                                                 payout, receives a
                                                                 $5,000 recruiting
                                                                 bonus and is
                                                                 entitled to $18,000
                                                                 in profit bonuses.
                                                                 Because D's
                                                                 aggregate cash
                                                                 compensation as a
                                                                 manager for the
                                                                 year is only
                                                                 $38,000 ($15,000 +
                                                                 $5,000 + $18,000 =
                                                                 $38,000), all of
                                                                 D's deferred profit
                                                                 and recruiting
                                                                 bonus would be paid
                                                                 in cash and none
                                                                 would be awarded in
                                                                 Restricted Stock
                                                                 unless prior to
                                                                 December 15th of
                                                                 the year in
                                                                 question the branch
                                                                 manager elected to
                                                                 have such bonus
                                                                 awarded in
                                                                 Restricted


                                                                    BRANCH OFFICE
                       INVESTMENT CONSULTANT   BONUS ELIGIBLE      MANAGER ("BOM")   INSTITUTIONAL SALES OTHERS WITH INCENTIVE
OPPORTUNITY/SITUATION   ("I/C") EMPLOYEES    SALARIED EMPLOYEES       EMPLOYEE           EMPLOYEES           ARRANGEMENTS
- ---------------------  --------------------- ------------------- ------------------- ------------------- ---------------------
                                                                 Stock. In such
                                                                 case, $5,750 of D's
                                                                 $23,000 aggregate
                                                                 bonuses would be
                                                                 awarded in the form
                                                                 of Restricted Stock
                                                                 having a Fair Value
                                                                 of $7,188.

                                                                 All deferred I/C
                                                                 compensation equal
                                                                 to the first two
                                                                 percent (2%) of
                                                                 eligible gross
                                                                 commissions to
                                                                 which a BOM becomes
                                                                 entitled would be
                                                                 awarded in
                                                                 Restricted Stock.

B. Voluntary           Can elect annually    If base salary      Can elect           Can elect annually  Can elect annually
participation          to have 25% of        exceeds $50,000     Restricted Stock    to have 25% of any  to have 25% of that
                       monthly bonus grid    (but combined base  for 25% of branch   annual compensation portion of
                       compensation (i.e.,   salary and bonus is manager bonuses     that exceeds        incentive
                       monthly payout        less than           even if do not      $100,000 withheld,  compensation that
                       determined by the     $100,000), the      qualify for non-    accumulated         (when combined with
                       "bonus grid"          employee can elect  voluntary           throughout the year salary or draw)
                       (ranging from .5%     not later than      provisions.         and paid the        results in total
                       to 1.75% of           December 15 to have                     following February  compensation in
                       production under      10% of any bonus    Can elect           in Restricted       excess of $100,000
                       the current bonus     awarded for that    Restricted Stock    Stock.              accumulated
                       grid for qualifying   year paid in        for 25% of I/C                          throughout the
                       I/Cs)) withheld,      Restricted Stock.   bonus grid          Example:            remainder of the
                       accumulated                               compensation.       Institutional sales year and awarded
                       throughout the year   Example: Employee F                     employee G has      the following
                       and awarded in        has a base salary                       production that     February in
                       Restricted Stock      of $60,000 and a                        results in payouts  Restricted Stock.
                       the following         bonus opportunity                       of precisely
                       February.             of 10% to 20%                           $15,000 per month   Example: Trader H
                                             (i.e., $6,000 to                        for all 12 months   has a base salary
                       Example: I/C E has    $12,000). If F made                     of the year or      of $72,000 per year
                       production of         a 10% election in                       $180,000 for the    ($6,000 per month)
                       $20,000 for month     December and then                       year. Assuming G    and a quarterly
                       one and $25,000 for   became entitled to                      had made the        incentive based on
                       month two,            a $9,000 bonus,                         voluntary election  trading volume that
                       entitling E under     $8,100 would be                         to participate, for results in
                       the current bonus     paid in cash and                        the first six       incentive payments
                       grid to a 3% bonus    $900 would be paid                      months of the year  of $14,000 for the
                       payout for month      in Restricted Stock                     nothing would be    first quarter,
                       one ($600) and a 4%   having a Fair Value                     withheld ($15,000 x $16,000 for the
                       bonus payout for      of $1,125.                              6 = $90,000) since  second, $12,000 for
                       month two ($1,000).                                           the $100,000        the third and
                       Assuming E had made                                           threshold had not   $24,000 for the
                       the voluntary                                                 been reached.       fourth quarter or
                       election to                                                                       $138,000 total for
                       participate, for                                              For the seventh     the year. Assuming
                       month one $150                                                month, the first    Trader H had made
                       would be withheld                                             $10,000 would be    the voluntary
                       and for month two                                             paid in cash        election to
                       $250 would be                                                 ($90,000 + $10,000  participate, none
                       withheld. Such                                                = $100,000). From   of the first three
                       aggregate                                                     the                 quarters'


                                                                    BRANCH OFFICE
                       INVESTMENT CONSULTANT   BONUS ELIGIBLE      MANAGER ("BOM")   INSTITUTIONAL SALES OTHERS WITH INCENTIVE
OPPORTUNITY/SITUATION   ("I/C") EMPLOYEES    SALARIED EMPLOYEES       EMPLOYEE           EMPLOYEES           ARRANGEMENTS
- ---------------------  --------------------- ------------------- ------------------- ------------------- ---------------------
                       $400 withheld and                                             remaining $5,000,   incentive would be
                       accumulated through                                           $1,250 would be     withheld ($6,000 x
                       the year would be                                             withheld (25% x     9 = $54,000 +
                       awarded to F the                                              $5,000). For each   $14,000 + $16,000 +
                       following February                                            of the remaining    $12,000 = $96,000)
                       in Restricted Stock                                           five months $3,750  since the $100,000
                       having a Fair Value                                           would be withheld   threshold had not
                       of $470.                                                      (25% x $15,000).    been reached.
                                                                                     The aggregate       Because such
                                                                                     $20,000 would be    threshold would
                                                                                     accumulated through have been reached
                                                                                     the year and        with fourth quarter
                                                                                     awarded the         salary, $6,000 of
                                                                                     following February  the fourth quarter
                                                                                     in Restricted Stock incentive (25% x
                                                                                     having a Fair Value $24,000) would be
                                                                                     of $23,529.         withheld and
                                                                                                         awarded the
                                                                                                         following February
                                                                                                         in Restricted Stock
                                                                                                         having a Fair Value
                                                                                                         of $7,059.